Exhibit 4.2

Execution Version

COTERRA ENERGY INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

4.375% Senior Notes due 2024

3.90% Senior Notes due 2027

4.375% Senior Notes due 2029

FIRST SUPPLEMENTAL INDENTURE

Dated as of October 7, 2021

to the

INDENTURE

Dated as of October 7, 2021

ii

FIRST SUPPLEMENTAL INDENTURE dated as of October 7, 2021 (“Supplemental Indenture”) by and between COTERRA ENERGY INC., a Delaware corporation (as further defined in the Base Indenture referred to below, the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (as further defined in the Base Indenture, the “Trustee”), supplementing the Indenture dated as of October 7, 2021 by and between the Company and the Trustee (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of Notes (as defined herein):

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of the Company’s Securities to be issued in one or more series as in the Indenture provided;

WHEREAS, Section 901 of the Base Indenture provides that the Company and the Trustee may, without the consent of any Securityholder, enter into a supplemental indenture to (i) in accordance with clause (8) thereof, provide for the issuance of and establish the form and terms and conditions of Securities of any series as permitted by the Base Indenture; and (ii) in accordance with clause (5) thereof, to add to, change, or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change, or elimination (x) will neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (y) will become effective only when there is no such Security Outstanding;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of May 23, 2021 (as amended on June 29, 2021, the “Merger Agreement”), by and among the Company, Double C Merger Sub, Inc., a wholly owned Subsidiary of the Company (“Merger Sub”) and Cimarex Energy Co. (“Cimarex”) pursuant to which on October 1, 2021, Merger Sub merged with and into Cimarex (the “Merger”), with Cimarex surviving the Merger as a Subsidiary of the Company;

WHEREAS, in connection with the Merger Agreement, pursuant to an Offering Memorandum and Consent Solicitation Statement, dated as of September 8, 2021 (the “Offering Memorandum”), the Company has offered certain eligible holders of Cimarex’s 4.375% Senior Notes due 2024, Cimarex’s 3.90% Senior Notes due 2027 and Cimarex’s 4.375% Senior Notes due 2029 (collectively, the “Cimarex Notes”) to exchange any and all of their Cimarex Notes for new securities of a corresponding series issued by the Company (the “Exchange Offers”);

WHEREAS, in connection with the Exchange Offers, the Company has duly authorized the issuance of each of its 4.375% Senior Notes due 2024 (the “2024 Notes”), its 3.90% Senior Notes due 2027 (the “2027 Notes”) and its 4.375% Senior Notes due 2029 (the “2029 Notes”) as a series of Securities under the Base Indenture; and in connection therewith, there being no Securities Outstanding at the time of execution and delivery of this Supplemental Indenture, the Company has duly determined to make, execute and deliver this Supplemental Indenture to set forth the terms and provisions of each series of Notes (as defined below) as required by the Base Indenture and to add to, change and eliminate certain provisions of the Base Indenture in respect thereof;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish the form and terms of, and to provide for the issuance by the Company of, three series of Securities designated as its 4.375% Senior Notes due 2024, 3.90% Senior Notes due 2027 and 4.375% Senior Notes due 2029, substantially in the form attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively, on the terms set forth herein;

WHEREAS, the Company now wishes to issue $705,495,000 aggregate principal amount of the 2024 Notes (the “Initial 2024 Notes”);

WHEREAS, the Company now wishes to issue $687,217,000 aggregate principal amount of the 2027 Notes (the “Initial 2027 Notes”);

WHEREAS, the Company now wishes to issue $433,171,000 aggregate principal amount of the 2029 Notes (the “Initial 2029 Notes”, together with the Initial 2024 Notes and the Initial 2027 Notes, the “Initial Notes”, and, together with any Additional Notes (as defined below) of any applicable series issued pursuant to Section SECTION 1.4 of this Supplemental Indenture and any Exchange Notes of any applicable series, the “Notes”);

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with;

WHEREAS, all things necessary have been done to make each series of Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Base Indenture provided, when the Notes have been so executed, authenticated and delivered, the valid and legally binding obligations of the Company; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture;

NOW, THEREFORE:

In consideration of the premises and the acceptance of the applicable series of Notes (as defined herein) by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of each applicable series of Notes, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL; THE NOTES

SECTION 1.1.       Scope of Supplemental Indenture; General. This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces, the provisions of the Base Indenture, to which provisions reference is hereby made.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, and shall be deemed expressly included in this Supplemental Indenture solely for the benefit of, the 2024 Notes (which shall be initially in the aggregate principal amount of $705,495,000), the 2027 Notes (which shall be initially in the aggregate principal amount of $687,217,000) and the 2029 Notes (which shall be initially in the aggregate principal amount of $433,171,000).

SECTION 1.2.       Applicability of Sections of the Base Indenture. Except as expressly specified hereby, each of the provisions of the Base Indenture shall apply to the Notes.

SECTION 1.3.       Form, Dating and Terms.

(a)            General. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited. The aggregate principal amount of (i) the Initial 2024 Notes initially authorized for authentication and delivery pursuant to this Supplemental Indenture is limited to $705,495,000, (ii) the Initial 2027 Notes initially authorized for authentication and delivery pursuant to this Supplemental Indenture is limited to $687,217,000 and (iii) the Initial 2029 Notes initially authorized for authentication and delivery pursuant to this Supplemental Indenture is limited to $433,171,000 (except, in each case, for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 4.2(c) and 7.6 of this Supplemental Indenture, Sections 2.1(c) and 2.1(d) of Appendix A of this Supplemental Indenture and Sections 304, 305, 306 and 1107 of the Base Indenture). Pursuant to this Supplemental Indenture, there is hereby created and designated three series of Securities under the Indenture entitled, respectively, “4.375% Senior Notes due 2024,” “3.90% Senior Notes due 2027,” and “4.375% Senior Notes due 2029.”

In addition, the Company may issue, from time to time subsequent to the Issue Date in accordance with the provisions of the Indenture, additional notes of any series of the Initial Notes or the Exchange Notes issued in exchange for the Initial Notes (such notes, the “Additional Notes”) of the same series as such Notes.

The Initial Notes or the Exchange Notes, as applicable, and the Additional Notes of the same series shall be considered collectively as a single class of the applicable series for all purposes of the Indenture. Holders of the Initial Notes or the Exchange Notes, as applicable, and the Additional Notes of the same series shall vote and consent together as a single class on all matters to which such Holders are entitled to vote or consent as a series of Securities, and none of the Holders of the Initial Notes or the Exchange Notes, as applicable, or the Additional Notes of the same series shall have the right to vote or consent as a separate class or series on any matter to which such Holders are entitled to vote or consent.

Initial Notes, Exchange Notes and Additional Notes of a series shall be initially issued substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, as applicable, and initially issued as Global Notes, duly executed by the Company and authenticated by the Trustee as provided herein and in the Base Indenture. The aggregate principal amount of any Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Indenture or the Base Indenture or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The terms and provisions contained in the form of Note attached as Exhibit A-1, Exhibit A-2 and Exhibit A-3, as applicable, hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Company shall pay principal of, premium, if any, and interest on each series of Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments on each series of Notes shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York. Payments in respect of Notes represented by a Global Note registered in the name of or held by the Depositary or its nominee (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary or pursuant to Applicable Procedures of the Depositary. The Company shall make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof as such address shall appear on the in the Security Registrar’s books; provided, however, that payments on each series of Notes represented by Definitive Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of each series of Notes represented by Definitive Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept).

Additional provisions relating to the Initial Notes, Additional Notes, Exchange Notes and any other Notes issued under this Supplemental Indenture are set forth in Appendix A, which is hereby incorporated in and made a part of this Supplemental Indenture. Solely with respect to the Notes but not any other series of Securities which may be issued under the Base Indenture, the provisions of Section 205 of the Base Indenture are hereby deleted and replaced with the provisions of Appendix A.

(b)            Denominations. Each series of Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 or integral multiples of $1,000 in excess thereof.

SECTION 1.4.      Additional Notes.

With respect to any Additional Notes, there shall be set forth or determined in an Officers’ Certificate delivered to the Trustee or established in one or more indentures supplemental to this Supplemental Indenture, prior to the issuance of such Additional Notes:

(1)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Supplemental Indenture; and

(2)            the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue and the first Interest Payment Date therefor.

ARTICLE II

CERTAIN DEFINITIONS

SECTION 2.1.       Certain Definitions. Section 101 of the Base Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Base Indenture, shall supersede and replace the corresponding definitions in the Base Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. The rules of construction set forth in Section 101 of the Base Indenture shall be applied hereto as if set forth in full herein, except that unless the context indicates otherwise, references in this Supplemental Indenture to an Article or Section refer to an Article or Section of this Supplemental Indenture, as the case may be.

“2024 Notes Par Call Date” means March 1, 2024.

“2027 Notes Par Call Date” means February 15, 2027.

“2029 Notes Par Call Date” means December 15, 2028.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, any preferred stock and limited liability company or partnership interests (whether general or limited) of such Person, but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control” means:

(1)            any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such parent entity); provided, however, that a person or group shall not be deemed the beneficial owner of (a) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange thereunder or (b) any securities the beneficial ownership of which (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation and (ii) is not then reportable on Schedule 13D (or any successor schedule) under the Exchange Act, if applicable; or

(2)            during any period of two consecutive years, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office; or

(3)            the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)            the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the applicable Par Call Date for such series) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the applicable series of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of the Company and its Subsidiaries (less applicable depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset accounts under GAAP) after deducting therefrom:

(1)            all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of Funded Debt); and

(2)            the value of all goodwill, trade names, trademarks, patents, and other like intangible assets, all as set forth on the Company’s consolidated balance sheet as of a date no earlier than the date of the Company’s latest available annual or quarterly consolidated financial statements prepared in accordance with GAAP.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Exchange Note” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

“Funded Debt” means, in respect of any Person, all Indebtedness Incurred by such Person, which matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)            entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a Note is registered on the Security Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination, any obligation of such Person, whether contingent or otherwise, for the repayment of borrowed money and any Guarantee thereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Investment Grade Rating” means a rating equal to or higher than (1) Baa3 (or the equivalent) with a stable or better outlook by Moody’s Investors Service, Inc. and (2) BBB- (or the equivalent) with a stable or better outlook by Standard & Poor’s; or if either such entity ceases to rate the applicable series of Notes for reasons outside of the Company’s control, the equivalent investment grade rating from another nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company.

“Issue Date” means October 7, 2021, the date Notes are first issued under the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction. For the avoidance of doubt, in no event shall (1) an operating lease be deemed to constitute a Lien and (2) a contract that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 be deemed to constitute a Lien.

“Par Call Date” means the 2024 Notes Par Call Date, the 2027 Notes Par Call Date and the 2029 Notes Par Call Date, as applicable.

“Permitted Liens” means, with respect to any Person:

(1)            any Lien in favor of the Trustee for the benefit of the Trustee or the Holders of the applicable series of Notes or otherwise securing the Notes of such series, or Liens on funds held in trust for the benefit of third parties;

(2)            pledges or deposits or other security made or provided by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public, regulatory or statutory obligations of such Person or deposits of cash or Cash Equivalents to secure performance, surety, appeal or similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent;

(3)            Liens imposed by law, including, without limitation, carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s and similar Liens arising in the ordinary course of business;

(4)            Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate negotiations or proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)            Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)            Liens on property to secure (i) all or any portion of the cost of acquiring, constructing, altering, improving, or repairing any property or assets, real or personal, or improvements used in connection with such property, and (ii) Indebtedness incurred by the Company or any Subsidiary to provide funds for the activities set forth in clause (i) above; provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired, constructed or improved and such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)            judgment Liens; provided that any such judgment Lien (i) has not and does not, together with other judgment Liens, give rise to an Event of Default and (ii) is adequately bonded (or any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor) and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(8)            Liens on property, assets or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property or assets owned by the Company or any other Subsidiary;

(9)            Liens on property, assets or Capital Stock of a Person at the time the Company or a Subsidiary acquired the property, asset or Capital Stock, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property or asset owned by the Company or any Subsidiary;

(10)            Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or any other Subsidiary;

(11)            Liens under industrial revenue, municipal or similar bonds;

(12)            any Lien resulting from the deposit of moneys or evidence of Indebtedness in trust for the purpose of defeasing or discharging Indebtedness of the Company or any Subsidiary; and

(13)            Liens securing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify (or successive refinancings, refundings, replacements, amendments, extensions or modifications), as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (6), (8), (9) or (13) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced, refunded, replaced, amended, extended or modified.

“Rating Agencies” means S&P Global Ratings, a division of S&P Global, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes of the applicable series publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as evidenced by a resolution of the Company’s Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s Investors Service, Inc. or both, as the case may be.

“Ratings Decline” means a decrease in the ratings of the Notes of the applicable series by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the Notes of such series by each of the Rating Agencies falls below an Investment Grade Rating on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period will be extended so long as the rating of such the Notes of the applicable series is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes of such series).

“Reference Treasury Dealer” means at least one primary U.S. Government securities dealer in The City of New York as the Company shall select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day in The City of New York preceding such Redemption Date.

“Registration Rights Agreement” means (i) the registration rights agreement, dated as of the Issue Date among the Company and the dealer managers party thereto and (ii) with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Standard & Poor’s” means S&P Global Ratings, or its successor.

“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or Indebtedness as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including, without limitation, pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

In addition to the terms defined above, the following terms are defined in this Supplemental Indenture where indicated below:

Term	Defined in Section
“Additional Notes”	1.3(a)
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Change of Control Offer”	4.2(b)
“Change of Control Payment”	4.2(b)(1)
“Change of Control Payment Date”	4.2(b)(2)
“Change of Control Triggering Event”	4.2(a)
“Clearstream”	1.1(a) of Appendix A
“covenant defeasance”	7.3(a)
“defeasance trust”	7.4(1)
“Definitive Note”	1.1(a) of Appendix A
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.1(a)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Indenture”	Preamble
“Initial Notes”	Recitals
“legal defeasance”	7.2(a)
“Notes”	Recitals
“Notes Custodian”	1.1(a) of Appendix A
“OID Notes Legend”	2.2(e) of Appendix A
“QIB”	1.1(a) of Appendix A
“Registered Exchange Offer”	1.1(a) of Appendix A
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.2(e)(i) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Successor Company”	5.1(a)(1)
“Supplemental Indenture”	Preamble
“Transfer Restricted Notes”	1.1(a) of Appendix A
“Unrestricted Global Note”	1.1(a) of Appendix A
“U.S. person”	1.1(a) of Appendix A

ARTICLE III

REDEMPTION

SECTION 3.1.       Optional Redemption. Except as described in clauses (a) and (b) below, the Notes of an applicable series are not redeemable at the Company’s option prior to their final Stated Maturity.

(a)            Before the applicable Par Call Date for such series, the Notes of each series may be redeemed at the Company’s option, at any time in whole or from time to time in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would have become due after the Redemption Date if such Notes matured on the applicable Par Call Date for such series but for the redemption (not including any portion of such payments of interest accrued to, but not including, the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year comprising twelve 30-day months) at the Treasury Rate plus (A) 25 basis points (in the case of the 2027 Notes and the 2029 Notes) or (B) 50 basis points (in the case of the 2024 Notes), plus, in each case, interest accrued on the applicable Notes to, but not including, the Redemption Date (provided that interest payments due on or prior to the Redemption Date will be paid to the record Holders of such Notes on the relevant record date). The Company may instruct the Trustee in writing to send the notice of redemption in the name of and at the Company’s expense provided the Trustee receives such written instruction at least five days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. The Company shall provide the Trustee an Officer’s Certificate and Opinion of Counsel in connection with any redemption.

(b)            On or after the applicable Par Call Date for such series, the Notes of each series may be redeemed at the Company’s option, at any time in whole or in part, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus interest accrued thereon to, but not including, the Redemption Date (provided that interest payments due on or prior to the Redemption Date will be paid to the record Holders of such Notes on the relevant record date).

SECTION 3.2.       Sinking Fund; Mandatory Redemption. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. Accordingly, Article XII of the Base Indenture shall not apply to the Notes.

SECTION 3.3.       Redemption Provisions. Notwithstanding anything herein to the contrary, notices may be mailed (or to the extent permitted or required by Applicable Procedures or regulations with respect to Global Notes, sent electronically) more than 60 days prior to a Redemption Date if the notice is issued in connection with a covenant defeasance or legal defeasance with respect to any series of Notes or a satisfaction and discharge of the Indenture with respect to any series of Notes. Notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent. A notice of redemption need not set forth the exact redemption price but only the manner of calculation thereof.

ARTICLE IV

COVENANTS

Sections 704 and 1006 of the Base Indenture shall not apply to the Notes. The following covenants in this Article IV are for the benefit of Holders of the Notes.

SECTION 4.1.       Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt (other than Permitted Liens) upon any of its property or assets (including, without limitation, Capital Stock of Subsidiaries), or income or profits therefrom, whether owned on the Issue Date or acquired after that date, unless contemporaneously with the creation, Incurrence or assumption of such Lien effective provision is made to secure the Indebtedness due under the Indenture and each series of the Notes equally and ratably with (or senior in priority to in the case of Liens with respect to Funded Debt that is expressly subordinated to the Notes) the Funded Debt secured by such Lien for so long as such Funded Debt is so secured.

Notwithstanding the preceding paragraph, the Company may, and may permit any Subsidiary of the Company to, directly or indirectly, create, Incur, or suffer or permit to exist, any Lien securing Funded Debt without securing each series of the Notes; provided that the aggregate principal amount of such Funded Debt secured by such Lien, together with the aggregate outstanding principal amount of all other Funded Debt of the Company and of any Subsidiary of the Company secured by any Liens (other than Permitted Liens), does not at the time such Funded Debt is created, Incurred or assumed exceed 15% of Consolidated Net Tangible Assets at such time.

SECTION 4.2.       Change of Control.

(a)            If a Change of Control occurs and is accompanied by a Ratings Decline of any series of the Notes (together, a “Change of Control Triggering Event”), unless the Company has exercised its right to redeem all of the Notes of such series pursuant to Section 3.1 of this Supplemental Indenture, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)            Within 30 days following any Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes of any series pursuant to Section 3.1 of this Supplemental Indenture, the Company will mail (or to the extent permitted or required by Applicable Procedures or regulations with respect to Global Notes, send electronically) a notice (the “Change of Control Offer”) to each Holder of the Notes of the applicable series, with a copy to the Trustee, stating:

(1)            that a Change of Control Triggering Event has occurred or will occur and that such Holder has the right to require the Company to purchase such Holder’s Notes of such series at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)            the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with the requirements under the Exchange Act) (the “Change of Control Payment Date”); provided that the Change of Control Payment Date may not occur prior to the Change of Control Triggering Event; and

(3)            the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes of such series repurchased.

(c)            On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)            accept for payment all Notes of the applicable series or portions of Notes of the applicable series (of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)            deposit, to the extent not previously deposited for such purpose, with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of the applicable series or portions of such Notes so tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes, to the extent not previously delivered for such purpose, so accepted and an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

Upon Company Request, the Paying Agent will promptly mail (or to the extent permitted or required by Applicable Procedures or regulations with respect to Global Notes, send electronically) to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail or deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Paying Agent will deliver the Change of Control Payment for Global Notes in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note.

The Change of Control provisions described in this Section 4.2 will be applicable whether or not any other provisions of the Indenture are applicable.

(d)            The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e)            The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.2. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

SECTION 4.3.     Reports.

(a)            The Company will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to all Holders of the Notes and bona fide prospective purchasers of the Notes designated by the Holders of the Notes, promptly on their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act. For purposes of this covenant, the Company will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the Holders of Notes and bona fide prospective purchasers as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Company’s website; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website.

(b)            On and after the date on which the Indenture has been qualified under the Trust Indenture Act, the Company also shall comply with the other provisions of Trust Indenture Act § 314(a).

(c)            The Company will deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default, unless such Default has been cured or waived before the end of such 30-day period, their status and what action the Company is taking or proposing to take in respect thereof.

(d)            Delivery of any reports, information and documents to the Trustee is for informational purposes only and receipt of such reports and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants under this Indenture or the Notes or with respect to any reports or other documents filed with the SEC through the EDGAR system or any website under this Indenture.

ARTICLE V

DEFAULTS AND REMEDIES

SECTION 5.1.     Events of Default. Solely with respect to the Notes, Section 501 of the Base Indenture is hereby amended and restated as follows:

“(a)     Each of the following is an “Event of Default” with respect to each series of the Notes:

(1)            default in any payment of interest on any Note of such series when due, continued for 30 days;

(2)            default in the payment of principal of or premium, if any, on any Note of such series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)            failure by the Company to comply with its obligations under Article VIII of the Base Indenture;

(4)            failure by the Company to comply for 60 days after notice as provided below with its other agreements contained in this Supplemental Indenture, the Base Indenture (as it relates to the applicable series of Notes) or the Notes of such series;

(5)            default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), other than Indebtedness owed to a Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default:

(A)           is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(B)            results in the acceleration of such Indebtedness prior to its maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is an outstanding uncured payment default or the maturity of which has been and remains so accelerated, aggregates $150.0 million or more;

(6)            the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences a voluntary case or voluntary proceeding;

(B)            consents to the entry of a judgment, decree or order for relief against it in an involuntary case or involuntary proceeding;

(C)            consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)            makes a general assignment of substantially all of its property for the benefit of its creditors;

(E)            transmits its written or oral consent to or acquiescence in the institution of a bankruptcy proceeding or other collective proceeding for relief by or against its creditors generally;

(F)            takes any corporate action to authorize or effect any of the foregoing; or

(G)            takes any comparable action under any foreign laws relating to insolvency; or

(7)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief in an involuntary case against the Company, pursuant to or within the meaning of the Bankruptcy Law;

(B)            appoints a Custodian for all or substantially all of the property of the Company, pursuant to or within the meaning of the Bankruptcy Law;

(C)            orders the winding up or liquidation of the Company, pursuant to or within the meaning of the Bankruptcy Law;

and in case of (A), (B) or (C), the order or decree remains unstayed or not dismissed and in effect for 60 days following the entry, issuance or effective date thereof.

(b)            Notwithstanding Section 5.1(a), a default under Section 5.1(a)(4) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series notify the Company in writing of the default and the Company does not cure such default within the time specified in Section 5.1(a)(4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 5.2.    Acceleration of Maturity; Rescission and Annulment. Solely with respect to the Notes, Section 502 of the Base Indenture is hereby amended and restated as follows:

“If an Event of Default (other than an Event of Default described in Section 5.1(a)(6) or (7)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes of such series by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes of such series to be due and payable. Such notice must specify the Event of Default and state that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately.

In the event of a declaration of acceleration of the Notes of any series because an Event of Default described in Section 5.1(a)(5) has occurred and is continuing, the declaration of acceleration of the Notes of any series shall be automatically annulled if the default triggering such Event of Default pursuant to Section 5.1(a)(5) shall be remedied or cured by the Company or waived by the Holders of the relevant Indebtedness within 20 days after the written notice of declaration of acceleration of the applicable series of Notes with respect thereto is received by the Company and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all, existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes of any series that became due solely because of the acceleration of such Notes, have been cured or waived.

If an Event of Default pursuant to Section 5.1(a)(6) or (7) occurs and is continuing, the principal, premium, if any, and accrued and unpaid interest on all the Notes of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

At any time after a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the outstanding Notes of any series by notice to the Trustee and the Company (including, without limitation, waivers and consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may waive all past Defaults or Events of Default with respect to the Notes of such series and may rescind and annul such declaration of acceleration and its consequences; provided that (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by such declaration of acceleration, have been cured or waived.”

SECTION 5.3.     Limitation on Suits. Solely with respect to the Notes, Section 507 of the Base Indenture is hereby amended and restated as follows:

“Subject to Section 601 of the Base Indenture, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes of any series unless:

(1)            such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)            Holders of at least 25% in principal amount of the then outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3)            such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)            the Holders of a majority in principal amount of the then outstanding Notes of such series have not given the Trustee a direction that is inconsistent with such request within such 60 day period.”

SECTION 5.4.     Control by Majority. Solely with respect to the Notes, Section 512 of the Base Indenture is hereby amended and restated as follows:

“The Holders of a majority in principal amount of the outstanding Notes of each series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. In the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law, the Indenture or the Notes of any series, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.”

SECTION 5.5.     Collection Suit by Trustee. Solely with respect to the Notes, Section 503 of the Base Indenture is hereby amended and restated as follows:

“If an Event of Default specified in clauses (1) or (2) of Section 5.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 607 of the Base Indenture.”

SECTION 5.6.     Compensation and Reimbursement. Section 607(b) of the Base Indenture is hereby amended to add the phrase “with counsel satisfactory to Trustee” in the following sentence:

“The Trustee may elect to have separate counsel defend the claim, but the Company shall be obligated to pay the reasonable fees and expenses of such separate counsel only if the Company fails to assume the Trustee’s defense with counsel satisfactory to Trustee or there is a conflict of interest between the Company, on the one hand, and the Trustee, on the other hand, with respect to the claim, as reasonably determined by the Trustee.”

ARTICLE VI

SATISFACTION AND DISCHARGE; DEFEASANCE

Sections 401, 402, 1301, 1302, 1303, 1304, 1305 and 1306 of the Base Indenture shall not apply to the Notes. Solely with respect to the Notes, any reference in the Base Indenture to Sections 401, 402, 1301, 1302, 1303, 1304, 1305 and 1306 of the Base Indenture shall instead be deemed to refer to Sections 6.1, 6.5 and 6.6, 6.2, 6.4, 6.5 and 6.6, 6.3, 6.4 or 6.5 and 6.6, respectively, of this Supplemental Indenture; and the reference to Article IV or XIII in the Base Indenture shall be deemed to refer to Article VI of this Supplemental Indenture.

SECTION 6.1.     Satisfaction and Discharge. This Supplemental Indenture and the Base Indenture (as it relates to the Notes) will be discharged and will cease to be of further effect as to all Notes of any series issued thereunder, when either:

(1)            all such Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)            (A) all such Notes of such series not theretofore delivered to the Trustee for cancellation:

(i)            have become due and payable by reason of the making of a notice of redemption or otherwise,

(ii)            will become due and payable within one year, or

(iii)            are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with such Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(B)            the Company has paid or caused to be paid all sums payable by the Company with respect to Notes of such series under the Indenture;

(C)            the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the Redemption Date, as the case may be; and

(D)            the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Supplemental Indenture and the Base Indenture (as it relates to the Notes), the obligations of the Company to the Trustee under Section 607 of the Base Indenture, the obligations of the Trustee or the Company to any authenticating agent under the Indenture and, if money shall have been deposited with the Trustee pursuant to Section 6.1(2) of this Supplemental Indenture, the rights and obligations referred to in Section 6.2(a)(1) and (2) below and the obligations of the Trustee under Section 606 of the Base Indenture, Sections 6.5 and 6.6 of this Supplemental Indenture and Section 603 of the Base Indenture shall survive such satisfaction and discharge.

SECTION 6.2.     Legal Defeasance.

(a)            Subject to Section 6.4 of this Supplemental Indenture, the Company may, at its option and at any time, elect to have all of its obligations under the Notes, this Supplemental Indenture and the Base Indenture (as it relates to the Notes) discharged with respect to any series of the outstanding Notes issued under this Supplemental Indenture (“legal defeasance”). For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of any series, which shall thereafter be deemed to be “outstanding” only for the purposes of Sections 6.5 and 6.6 of this Supplemental Indenture and the other Sections of the Indenture referred to in (1) and (2) below, and to have satisfied all of its other obligations under such Notes, the Supplemental Indenture and the Indenture (as it relates to the Notes) (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes of such series when such payments are due, solely out of the trust referred in Section 6.4 of this Supplemental Indenture;

(2)            the Company’s obligations with respect to the Notes of such series under Article III of the Base Indenture concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Sections 305 and 1002 of the Base Indenture concerning the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)            the provisions of this Section 6.2.

(b)            If the Company exercises its legal defeasance option, payment of the Notes of the applicable series may not be accelerated because of an Event of Default with respect to the Notes of such series.

(c)            The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option as set forth in Section 6.3 of this Supplemental Indenture.

SECTION 6.3.     Covenant Defeasance.

(a)            Subject to Section 6.4 of this Supplemental Indenture, the Company at any time may discharge its obligations under Sections 4.1, 4.2 and 4.3 of this Supplemental Indenture and Section 1004 of the Base Indenture and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere in the Indenture to any such covenant or by reason of any reference in any such covenant to any other provision in the Indenture or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 5.1(a)(4) of this Supplemental Indenture (“covenant defeasance”) with respect to any series of Notes.

(b)            If the Company exercises its covenant defeasance option, payment of the Notes of the applicable series may not be accelerated because of, and a Default or Event of Default shall no longer be deemed to exist as a result of or to arise out of, an Event of Default specified in Sections 5.1(a)(4) (as such clause relates to Sections 4.1, 4.2 and 4.3 of this Supplemental Indenture and Section 1004 of the Base Indenture) or Section 5.1(a)(5).

SECTION 6.4.     Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the exercise of either legal defeasance or covenant defeasance with respect to the outstanding Notes of any series:

(1)            the Company shall have irrevocably deposited in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes of the applicable series to redemption or maturity, as the case may be;

(2)            the Company shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion (or if nationally recognized independent accounting firms no longer routinely express such opinions, a certificate from the chief financial officer of the Company expressing his or her opinion) that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Notes of the applicable series to maturity or redemption, as the case may be;

(3)            no Event of Default with respect to the applicable series of Notes shall have occurred and be continuing on the date of such deposit (other than Events of Default arising out of the incurrence of Liens on Funded Debt all or a portion of the proceeds of which are to be used to fund such deposit);

(4)            such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture (insofar as it relates to any series of Securities other than the Notes of the applicable series) or any other material agreement or instrument to which the Company is a party or by which the Company is bound (other than the Indenture);

(5)            in the case of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the applicable series of Notes shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and legal defeasance and shall be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance had not occurred;

(6)            in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exclusions) in the United States to the effect that the Holders of the applicable series of Notes shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and shall be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(7)            the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, together stating that all conditions precedent to the covenant defeasance or legal defeasance with respect to the Notes of the applicable series as set forth in this Section 6.4 have been complied with.

Upon satisfaction of the conditions set forth herein and upon Company Request, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

Notwithstanding the provisions of Sections 6.2, 6.3 and 6.4 of this Supplemental Indenture, the Company’s obligations in Sections 305, 601, 603, 607, 610, 1002 and 1003 of the Base Indenture and Sections 6.5 and 6.6 of this Supplemental Indenture shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Section 607 of the Base Indenture and Sections 6.5 and 6.6 of this Supplemental Indenture shall survive.

SECTION 6.5.     Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003 of the Base Indenture, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 6.5 and Section 6.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 6.1 or Section 6.4(1) in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent or any Subsidiary or Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money and U.S. Government Obligations so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 6.1 or Section 6.4(1) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Anything in this Article VI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 6.1 or Section 6.4(1) with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the satisfaction and discharge or legal defeasance or covenant defeasance, as the case may be, with respect to such Notes.

SECTION 6.6.     Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VI by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Supplemental Indenture, the Base Indenture (as it relates to the Notes) and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VI until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VI; provided, however, that if the Company has made any payment of interest on or principal of any Notes of any series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes of the applicable series to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE VII

AMENDMENT, SUPPLEMENT AND WAIVER

Article IX of the Base Indenture shall not apply to the Notes.

SECTION 7.1.     Without Consent of Holders. Notwithstanding Sections 7.2 and 7.3, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Supplemental Indenture, the Base Indenture (as it relates to the Notes) and the Notes of any series to:

(1)            cure any ambiguity, omission, defect or inconsistency;

(2)            provide for the assumption by a successor entity of the obligations of the Company under this Supplemental Indenture, the Base Indenture (as it relates to the Notes) or the Notes in accordance with Article VIII of the Base Indenture;

(3)            provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)            add Guarantees with respect to the Notes;

(5)            secure the Notes;

(6)            add covenants of the Company or another obligor under this Supplemental Indenture, the Base Indenture (as it relates to the Notes) or the Notes, as the case may be, or Events of Default for the benefit of the Holders of the Notes or to make changes that would provide additional rights to the Holders of the Notes or to surrender any right or power conferred upon the Company or another such obligor;

(7)            make any change that does not adversely affect the legal or contractual rights of any Holder under this Supplemental Indenture, the Base Indenture (as it relates to the Notes) or the Notes;

(8)            evidence and provide for the acceptance of an appointment under this Supplemental Indenture or the Base Indenture (as it relates to the Notes) of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(9)            provide for the issuance of Additional Notes permitted to be issued under this Supplemental Indenture and the Base Indenture (as it relates to the Notes);

(10)            comply with the rules of any applicable securities depositary; or

(11)            conform the text of this Supplemental Indenture, the Base Indenture (as it relates to the Notes) or the Notes to any provision of the section of the Company’s Offering Memorandum dated September 8, 2021 entitled “Description of the New Cabot Notes” to the extent that such provision in the “Description of the New Cabot Notes” was intended to be a verbatim recitation of a provision of the Indenture (as it relates to the Notes) or the Notes.

SECTION 7.2.     With Consent of Holders. Except as set forth in Sections 7.1 and 7.3, the Company and the Trustee may change, modify, amend or supplement this Supplemental Indenture, the Base Indenture (as it relates to the Notes and any other Securities issued thereunder) and the Notes and any past default or compliance with any provisions may be waived with the consent (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such Securities) of (i) the Holders of not less than a majority in principal amount of all outstanding Securities issued under the Indenture voting as a single class or (ii) if fewer than all of the series of outstanding debt securities issued under the Indenture are affected by such change, modification, amendment, supplement or waiver, the Holders of not less than a majority in principal amount of the outstanding Securities of all series so affected by such change, modification, amendment, supplement or waiver voting as a single class.

The consent of the Holders of an affected series of Notes is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under the Indenture for which the consent of the Holders of Notes of an affected series is required becomes effective, the Company is required to mail (or to the extent permitted or required by Applicable Procedures or regulations with respect to Global Notes, send electronically) to the Holders of Notes of such series a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders of Notes of such series, or any defect in the notice will not impair or affect the validity of any amendment, supplement or waiver.

SECTION 7.3.     Limitations. Notwithstanding Section 7.2, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may (with respect to any Notes of each such affected series held by a non-consenting Holder):

(1)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)            reduce the principal of or extend the Stated Maturity of any Note;

(4)            waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes of the applicable series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)            reduce the premium payable upon the redemption or repurchase of any Note of any series or change the time at which any Note may be redeemed or repurchased as described under Section 4.2 or Article III, whether through an amendment or waiver of Section 4.2, Article III, related definitions or otherwise (except amendments to the definitions of “Change of Control” or “Change of Control Triggering Event”);

(6)            make any Note payable in money other than that stated in the Note;

(7)            impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(8)            make any change in the amendment or waiver provisions which require each Holder’s consent.

SECTION 7.4.     Compliance with Trust Indenture Act. Every amendment to this Supplemental Indenture, the Base Indenture (as it relates to the Notes) or the Notes of any series shall be set forth in a supplemental indenture hereto that complies with the Trust Indenture Act as then in effect. The Trustee shall have no responsibility or liability for whether this Supplemental Indenture, the Base Indenture, the Notes, or any amendment to any of them complies with the Trust Indenture Act or the Company’s compliance with the Trust Indenture Act.

SECTION 7.5.     Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of Notes of the applicable series is a continuing consent by the Holder and every subsequent Holder of the Notes of such series or portion of such Notes that evidences the same debt as the consenting Holder’s Note or Notes of such series, even if notation of the consent is not made on any such Note. However, any such Holder or subsequent Holder may revoke the consent as to his Notes or portion of such Notes of the applicable series if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder of Notes of the applicable series affected by such amendment or waiver unless it is of the type described in any of the clauses of Section 7.3. In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note of the applicable series or portion of a Note that evidences the same debt as the consenting Holder’s Note of such series.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Supplemental Indenture or the Base Indenture (as it relates to the Notes). If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders of Notes after such record date.

SECTION 7.6.     Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on the Notes. The Company in exchange for the Notes may issue and the Trustee shall authenticate upon Company Request new Notes that reflect the amendment or waiver.

SECTION 7.7.     Trustee Protected. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article VII if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver the Trustee shall be entitled to receive security and indemnity reasonably satisfactory to it and to receive, and (subject to Sections 601 and 603 of the Base Indenture) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Supplemental Indenture, that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions, and is permitted pursuant to the Indenture.

SECTION 7.8.     Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article VII, the Indenture (including this Supplemental Indenture) shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder of Notes of the applicable series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1.     Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE (AS IT RELATES TO THE NOTES), THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 8.2.     No Personal Liability of Directors, Officers, Employees and Stockholders. Solely with respect to the Notes, Section 115 of the Base Indenture shall be amended and restated in its entirety by inserting the following in lieu thereof:

No director, officer, employee, manager, member, partner, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Supplemental Indenture, the Base Indenture (as it relates to the Notes) or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 8.3.     Successors. All agreements of the Company in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 8.4.     Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 8.5.     Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Security Registrar with respect to any Global Notes.

SECTION 8.6.     Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.7.     Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in the Indenture by the TIA, such required or deemed provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA, that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or shall be excluded, as the case may be.

SECTION 8.8.     Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 8.9.     No Adverse Interpretation of Other Agreements. The Indenture insofar as relating to the Notes may not be used to interpret any other indenture, loan or debt agreement (including the Indenture (including any other supplemental indenture thereto) insofar as relating to any series of Securities other than the Notes) of the Company or any Subsidiaries or of any other Person. Any such indenture, loan or debt agreement (including the Indenture (including any other supplemental indenture thereto) insofar as relating to any series of Securities other than the Notes) may not be used to interpret the Indenture insofar as relating to the Notes.

SECTION 8.10.     Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby.

SECTION 8.11.     Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Base Indenture (as it relates to the Notes) or in the Notes, express or implied, shall give to any Person, other than the parties to this Supplemental Indenture and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Base Indenture (as it relates to the Notes).

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COTERRA ENERGY INC., as Issuer

By:	/s/ Scott C. Schroeder
Name: Scott C. Schroeder
Title: Executive Vice President and Chief Financial Officer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael McGuire
Name: Michael McGuire
Title: Vice President

[Signature page to the First Supplemental Indenture]

Appendix A

PROVISIONS RELATING TO INITIAL NOTES, ADDITIONAL NOTES AND EXCHANGE NOTES

Section 1.1      Definitions.

(a)  Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note issued pursuant to the Indenture (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Distribution Compliance Period,” with respect to any Note, means the period beginning on October 7, 2021 and ending 40 days thereafter.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a) under the Securities Act and is not a QIB.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means Definitive Notes and any Notes in global form that bear or are required to bear the Restricted Notes Legend.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(b)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“OID Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1      Form and Dating

(a)  The Initial Notes issued on the date hereof shall be transferred by the Company in connection with the settlement of the Exchange Offers to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)  Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more Global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. One or more Global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued at the request of the Trustee, deposited with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.2(b) of this Appendix A.

(c)  Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 303 of the Base Indenture and pursuant to a Company Order signed by one authorized officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Notes Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)  Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2      Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a Company Request:

(i)  to register the transfer of such Definitive Notes; or

(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)  in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)  a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon Company Order in the form of an Officers’ Certificate, a new applicable Global Note in the appropriate principal amount.

(c)  Transfer and Exchange of Global Notes.

(i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)  Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Rule 144A Global Note or an interest in an IAI Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture to the Trustee.

(ii) During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for exchange or registration of transfers and, in the case of a transfer to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note, the transferee must furnish a certification or a signed letter in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture to the Trustee. Such written certifications or letter shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii)  Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)  Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note (a) if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A to this Supplemental Indenture) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request or (b) if the Company undertakes a mandatory exchange of such Transfer Restricted Note in accordance with the Applicable Procedures, upon consummation of such mandatory exchange.

(v)  If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon Company Order in the form of an Officers’ Certificate, a new Unrestricted Global Note in the appropriate principal amount.

(e)  Legends.

(i)  Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Any Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE COMPANY AT THREE MEMORIAL CITY PLAZA 840 GESSNER ROAD, SUITE 1400, HOUSTON, TEXAS 77024.

(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A to the Supplemental Indenture) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii)  After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv)  Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Registered Exchange Offer.

(v)  Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)  Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of Notes.

(i)  To permit registrations of transfers and exchanges, the Company shall execute and upon Company Order, the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 304, 906 or 1107 of the Base Indenture not involving any transfer).

(iii)  Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v)  In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Security Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Security Registrar and the Trustee.

(h)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes, or compliance with restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security). All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)  Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(iv) The terms of this Section 2.2. shall control over any terms to the contrary in the Base Indenture.

(i)  Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Base Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Registered Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Registered Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Registered Exchange Offer, and Exchange Notes issued in connection with the Registered Exchange Offer, shall be treated as a single class of securities under this Indenture.

Section 2.3      Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depository. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A-1

[FORM OF FACE OF 2024 NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

A-1-1

CUSIP [                  ]

ISIN [                 ]

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

4.375% Senior Notes due 2024

No. [RA-__] [RS-__] [RIAI-__] [U-__]	[Up to] [$______________]

COTERRA ENERGY INC.

promises to pay to [CEDE & CO.] [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of $_______ (_______ Dollars)] on June 1, 2024.

Interest Payment Dates: June 1 and December 1[, commencing December 1, 2021]

Record Dates: May 15 and November 15

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IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

COTERRA ENERGY INC.

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

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[Reverse Side of Note]

4.375% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Coterra Energy Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.375% per annum until but excluding maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company shall pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day and no additional interest shall accrue as a result of such delay (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [June 1, 2021] [[__________] [__], 20[__]]; provided that the first Interest Payment Date shall be December 1, 2021. The Company shall pay interest on overdue principal or premium, if any (plus interest on overdue installments of interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND SECURITY REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders, or the Paying Agent or Security Registrar may resign. The Company or any of its Subsidiaries may act in any such capacity.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of October 7, 2021 (as supplemented by the First Supplemental Indenture dated October 7, 2021 (the “Supplemental Indenture”) and as further amended or supplemented from time to time, the “Indenture”), between Coterra Energy Inc. and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 4.375% Senior Notes due 2024. The Company shall be entitled to issue Additional Notes pursuant to Section 1.4 of the Supplemental Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A-1-5

5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.1 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.            AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.            ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in a Registration Rights Agreement, including the right to receive Additional Interest.

12.            GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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13.            CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o Coterra Energy Inc.
Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024
Email: matt.kerin@coterra.com
Attention: Matt Kerin

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

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(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

A-1-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, check the box below:

[   ] Section 4.2

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Notes Custodian

*This schedule should be included only if the Note is issued in global form.

A-1-13

EXHIBIT A-2

[FORM OF FACE OF 2027 NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

A-2-1

CUSIP [                   ]

ISIN [                   ]

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

3.90% Senior Notes due 2027

No. [RA-__] [RS-__] [RIAI-__] [U-__]	[Up to] [$______________]

COTERRA ENERGY INC.

promises to pay to [CEDE & CO.] [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of $_______ (_______ Dollars)] on May 15, 2027.

Interest Payment Dates: May 15 and November 15[, commencing November 15, 2021]

Record Dates: May 1 and November 1

A-2-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

COTERRA ENERGY INC.

By:
Name:
Title:

A-2-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

A-2-4

[Reverse Side of Note]

3.90% Senior Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Coterra Energy Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.90% per annum until but excluding maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company shall pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day and no additional interest shall accrue as a result of such delay (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [May 15, 2021] [[__________] [__], 20[__]]; provided that the first Interest Payment Date shall be November 15, 2021. The Company shall pay interest on overdue principal or premium, if any (plus interest on overdue installments of interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND SECURITY REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders, or the Paying Agent or Security Registrar may resign. The Company or any of its Subsidiaries may act in any such capacity.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of October 7, 2021 (as supplemented by the First Supplemental Indenture dated October 7, 2021 (the “Supplemental Indenture”) and as further amended or supplemented from time to time, the “Indenture”), between Coterra Energy Inc. and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 3.90% Senior Notes due 2027. The Company shall be entitled to issue Additional Notes pursuant to Section 1.4 of the Supplemental Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A-2-5

5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.1 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.            AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.            ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in a Registration Rights Agreement, including the right to receive Additional Interest.

12.            GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.            CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A-2-6

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o Coterra Energy Inc.
Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024
Email: matt.kerin@coterra.com
Attention: Matt Kerin

A-2-7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________________________________________________________________________to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-8

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

A-2-9

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:______________________
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________________
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-10

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE1

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated: ____________________
Your Signature

1 Include only for Regulation S Global Notes.

A-2-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, check the box below:

[   ] Section 4.2

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Notes Custodian

*This schedule should be included only if the Note is issued in global form.

A-2-13

EXHIBIT A-3

[FORM OF FACE OF 2029 NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

A-3-1

CUSIP [       ]

ISIN [       ]

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

4.375% Senior Notes due 2029

No. [RA-__] [RS-__] [RIAI-__] [U-__]	[Up to] [$______________]

COTERRA ENERGY INC.

promises to pay to [CEDE & CO.] [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of $_______ (_______ Dollars)] on March 15, 2029.

Interest Payment Dates: March 15 and September 15[, commencing March 15, 2022]

Record Dates: March 1 and September 1

A-3-2

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

COTERRA ENERGY INC.

By:
Name:
Title:

A-3-3

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

A-3-4

[Reverse Side of Note]

4.375% Senior Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST. Coterra Energy Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 4.375% per annum until but excluding maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day and no additional interest shall accrue as a result of such delay (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [September 15, 2021] [[__________] [__], 20[__]]; provided that the first Interest Payment Date shall be March 15, 2022. The Company shall pay interest on overdue principal or premium, if any (plus interest on overdue installments of interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND SECURITY REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders, or the Paying Agent or Security Registrar may resign. The Company or any of its Subsidiaries may act in any such capacity.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of October 7, 2021 (as supplemented by the First Supplemental Indenture dated October 7, 2021 (the “Supplemental Indenture”) and as further amended or supplemented from time to time, the “Indenture”), between Coterra Energy Inc. and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 4.375% Senior Notes due 2029. The Company shall be entitled to issue Additional Notes pursuant to Section 1.4 of the Supplemental Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

A-3-5

5.            REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 5.1 of the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.            AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.            ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in a Registration Rights Agreement, including the right to receive Additional Interest.

12.            GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

A-3-6

13.            CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o Coterra Energy Inc.
Three Memorial City Plaza

840 Gessner Road, Suite 1400

Houston, Texas 77024
Email: matt.kerin@coterra.com
Attention: Matt Kerin

A-3-7

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-3-8

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

A-3-9

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-3-10

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

A-3-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, check the box below:

[   ] Section 4.2

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.2 of the Supplemental Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-3-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Notes Custodian

*This schedule should be included only if the Note is issued in global form.

A-3-13